Exhibit 12.A.1

ALPINE EQUITY TRUST
ALPINE SERIES TRUST
ALPINE INCOME TRUST
ALPINE GLOBAL DYNAMIC DIVIDEND FUND
ALPINE TOTAL DYNAMIC DIVIDEND FUND
ALPINE GLOBAL PREMIER PROPERTIES FUND
AND
ALPINE WOODS CAPITAL INVESTORS, LLC
AND
SAXON WOODS ADVISORS, LLC

JOINT CODE OF ETHICS
(AS AMENDED DECEMBER 15, 2008)

GENERAL

This Code of Ethics (the “Code”) has been approved by the Boards of Trustees of Alpine Equity Trust, Alpine Series Trust, Alpine Income Trust (collectively, the “Open-End Trusts”), Alpine Global Dynamic Dividend Fund, Alpine Total Dynamic Dividend Fund and Alpine Global Premier Properties Fund (collectively, the “Closed-End Trusts” and collectively with the Open-End Trusts, the “Trusts”), including a majority of the Trustees who are not “interested persons” of the Trusts (the “Independent Trustees”), as defined by the Investment Company Act of 1940, as amended (the “Investment Company Act”) in compliance with Rule 17j-1 under the Investment Company Act (“Rule 17j-1”), and by Alpine Woods Capital Investors, LLC (“Alpine Woods”), the investment adviser of the Trusts, and Saxon Woods Advisors, LLC (“Saxon Woods” and together with Alpine Woods, the “Advisers”) in compliance with Section 204A and Rule 204A-1 of the Investment Advisers Act of 1940 (the “Advisers Act”). The purpose of the Code is to establish (i) standards and procedures for the detection and prevention of activities by which persons having knowledge of the investments and investment intentions of the Trusts may abuse their fiduciary duties to the Trusts and otherwise to deal with the types of conflict of interest situations to which Rule 17j-1 is addressed and (ii) procedures for employees of the Advisers to report their personal securities transactions and holdings, which are designed to prevent and detect potential conflicts of interest with the Advisers’ clients including, with respect to Alpine Woods, the Trusts (such clients and the Trusts collectively, the “Clients”).

The Code is based on the principle that the trustees and officers of the Trusts, and the personnel of the Advisers who provide services to the Clients, owe a fiduciary duty to the Clients to conduct their personal securities transactions in a manner that does not interfere with the Clients’ transactions or otherwise take unfair advantage of their relationship with the Clients. All such trustees, officers and personnel of the Trusts and the Advisers (the “Employees”) are expected to adhere to this general principle as well as to comply with all of the specific provisions of the Code that are applicable to them.

Technical compliance with the Code will not automatically insulate any Employee from scrutiny of transactions that show a pattern of compromise or abuse of the individual’s fiduciary duties to the Trusts. Accordingly, all Employees must seek to avoid any actual or potential conflicts between their personal interests and the interests of the Clients and their shareholders. In sum, all Employees shall place the interests of the Clients before their own personal interests.

Every Employee must read and retain this Code of Ethics, and should recognize that he or she is subject to its provisions.

The Trusts and the Advisers shall use reasonable diligence and institute procedures reasonably designed to prevent violations of this Code.

SECTION I.                                         DEFINITIONS

(A)                               “Access Person” means: (i) any trustee, director, general partner, member, officer, or Investment Personnel (as defined below) of the Trusts or of the Advisers; (ii) any Employee who in the ordinary course of his or her business makes, participates in or obtains information regarding the purchase or sale of Securities for the Clients or whose functions or duties as part of the ordinary course of his or her business relate to the making of any recommendations to the Clients regarding the purchase or sale of Securities; and (iii) any supervised person who has access to nonpublic information regarding a Client’s purchase or sale of securities, is involved in making securities recommendations to Clients or who has access to such recommendations that are nonpublic.  Access Persons of the Advisers will include portfolio management personnel and client service representatives who communicate investment advice to clients.  Administrative, technical and clerical personnel may also be Access Persons if their functions or duties give them access to nonpublic information.

For purposes of this Code, an Access Person does not include any person who is subject to a code of ethics adopted by the Trusts’ administrator or principal underwriter in compliance with Rule 17j-1 of the Company Act.

(B)                               An “Advisory Person” of the Trusts or of the Advisers means: (i) any Employee of the Trusts or the Advisers, or of any company in a control relationship to the Trusts or the Advisers, who in connection with his or her regular functions or duties makes, participates in, or obtains information regarding the purchase or sale of any Security by the Clients, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and (ii) any natural person in a control relationship to the Trusts or the Advisers who obtains information concerning recommendations made to the Clients with regard to the purchase or sale of any Security.

(C)                               “Beneficial Ownership” has the meaning set forth in paragraph (a)(2) of Rule 16a-1 under the Securities Exchange Act of 1934, as amended, and for purposes of this Code shall be deemed to include, but not be limited to, any interest by which an Access Person or any member of his or her immediate family (i.e., a person who is related by blood, marriage or adoption to, and who is living in the same household as, the Access Person) can directly or indirectly derive a monetary or other economic benefit from the purchase, sale (or other acquisition or disposition) or ownership of a Security, including for this purpose any such interest that arises as a result of: a general partnership interest in a general or limited partnership; an interest in a trust; a right to dividends that is separated or separable from the underlying Security; a right to acquire equity

Securities through the exercise or conversion of any derivative Security (whether or not presently exercisable); and a performance related advisory fee (other than an asset based fee).(1)

(D)                               “Compliance Officer” means the chief compliance officer of the Trusts or the Advisers.

(E)                                 “Control” shall have the same meaning as that set forth in Section 2(a)(9) of the Investment Company Act.

(F)                                 “Covered Security” means any Security (as defined below) other than a Security that is: (i) a direct obligation of the Government of the United States; (ii) a bankers acceptance, certificate of deposit, commercial paper, or high quality short-term debt instrument, including a repurchase agreement; (iii) a share issued by an open-end investment company, except that shares of the Open-End Trusts are Covered Securities; or (iv) a share issued by a unit investment trust that is invested exclusively in one or more open-end investment companies other than any of the Open-End Trusts.

(G)                               “Employee” means any person who is a trustee, director, partner, officer or employee of the Trusts or the Advisers who provides services to the Clients and who have access to nonpublic information regarding any Client’s purchase or sale of Securities or is involved in making securities recommendations to any clients.

(H)                               “Independent Trustee” means a trustee of the Trusts who is not an “interested person” of the Trusts within the meaning of Section 2(a)(19) of the Investment Company Act.

(I)                                    “Initial Public Offering” means an offering of securities registered under the Securities Act of 1933, as amended (the “Securities Act”), the issuer of which, immediately before the registration, was not subject to the reporting requirements of Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(J)                                 “Investment Personnel” means (i) any Employee of the Trusts or the Advisers, or of any company in a control relationship to the Trusts or the Advisers, who in connection with his or her regular functions or duties makes, participates in, or obtains information regarding the purchase or sale of any Security by the Clients, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and (ii) any natural person in a control relationship to the Trusts or the Advisers who obtains information concerning recommendations made to the Clients with regard to the purchase or sale of any Security.

(K)                               “Limited Offering” means an offering that is exempt from registration pursuant to Section 4(2) or Section 4(6) of the Securities Act or Rules 504, 505 or 506 of Regulation D, promulgated thereunder.

(1) Beneficial Ownership will not be deemed to exist solely as a result of any indirect interest an Access Person may have in the investment performance of an account or investment fund managed by such person, or over which such person has supervisory responsibility, that arises solely from such person’s compensation arrangement with the Adviser any of its affiliates pursuant to which the performance of the account or investment fund, or the profits or revenues derived from its management or supervision, is a factor in the determination of such person’s compensation.

(L)                                “Personal Securities Account” means a brokerage account through which Securities in which an Access Person has Beneficial Ownership are held, purchased or sold.

(M)                             “Security” includes all stock, debt obligations, investment company securities, exchange-traded funds and other securities and similar instruments of whatever kind, including any warrant or option to acquire or sell a security. References to a Security in this Code (e.g., a prohibition or requirement applicable to the purchase or sale of a Security) shall be deemed to refer to and to include any warrant for, option in, or Security immediately convertible into that Security, and shall also include any instrument (whether or not such instrument itself is a Security) which has an investment return or value that is based, in whole or part, on that Security (collectively, “Derivatives”). Therefore, except as otherwise specifically provided by this Code: (i) any prohibition or requirement of this Code applicable to the purchase or sale of a Security shall also be applicable to the purchase or sale of a Derivative relating to that Security; and (ii) any prohibition or requirement of this Code applicable to the purchase or sale of a Derivative shall also be applicable to the purchase or sale of a Security relating to that Derivative.

A Security is “being considered for purchase or sale” when a recommendation to purchase or sell that Security has been made or communicated to any other person and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

SECTION II.                                     OBJECTIVE AND GENERAL PROHIBITIONS

Although certain provisions of this Code apply only to Access Persons, all Employees must recognize that they are expected to conduct their personal activities in accordance with the standards set forth under General and in Sections I, II and VI of this Code. Therefore, an Employee may not engage in any investment transaction under circumstances where the Employee benefits from or interferes with the purchase or sale of investments by the Clients. In addition, Employees may not use information concerning the investments or investment intentions of the Trusts, or their ability to influence such investment intentions, for personal gain or in a manner detrimental to the interests of the Clients. Disclosure by an Employee of such information to any person outside of the course or scope of the responsibilities of the Employee to the Trusts or the Adviser will be deemed to be a violation of this prohibition.

Employees may not engage in conduct which is deceitful, fraudulent, or manipulative, or which involves false or misleading statements, in connection with the purchase or sale of investments by the Clients. In this regard, Employees should recognize that Rule 17j-1 makes it unlawful for any affiliated person of or principal underwriter of the Trusts, or any affiliated person of such a person, directly or indirectly, in connection with the purchase or sale of a Security held or to be acquired by the investment company to:

(i)                                    employ any device, scheme or artifice to defraud the Trusts;

(ii)                                make any untrue statement of a material fact to the Trusts or omit to state to the Trusts a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

(iii)                            engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon the Trusts; or

(iv)                             engage in any manipulative practice with respect to the Trusts.

Employees should also recognize that a violation of this Code or of Rule 17j-1 may result in the imposition of: (1) sanctions as provided by Section VIII below; or (2) the imposition administrative, civil and, in certain cases, criminal fines, sanctions or penalties.

SECTION III.                                 PROHIBITED TRANSACTIONS(2)

(A)                               Investment Personnel may not purchase or otherwise acquire direct or indirect Beneficial Ownership of any Security in an Initial Public Offering or a Limited Offering unless he or she obtains pre-clearance pursuant to Section IV and reports to the Trusts the information described in Section V of the Code.

(B)                               An Access Person may not purchase or otherwise acquire direct or indirect Beneficial Ownership of any Security, and may not sell or otherwise dispose of any Security in which he or she has direct or indirect Beneficial Ownership, if he or she knows or should know at the time of entering into the transaction that: any Client has purchased or sold the Security within the last 3 calendar days, or is purchasing or selling or is going to purchase or sell the Security in the next 3 calendar days; unless such Access Person:

(i)            obtains pre-clearance of such transaction pursuant to Section IV; and

(ii)           reports to the Client the information described in Section V of this Code.

FOR PURPOSES OF ADMINISTERING THIS CODE, ACCESS PERSONS WHO ARE INVESTMENT PERSONNEL SHALL BE PRESUMED TO HAVE THE REQUISITE KNOWLEDGE OF THE CLIENTS’ TRANSACTIONS SO AS TO REQUIRE PRE-CLEARANCE, REGARDLESS OF WHETHER SUCH PERSONS ACTUALLY HAVE SUCH KNOWLEDGE. ACCORDINGLY, ALL INVESTMENT PERSONNEL SHALL OBTAIN PRE-CLEARANCE OF ALL TRANSACTIONS IN SECURITIES IN ACCORDANCE WITH THIS SECTION IV (B) EXCEPT IN THE CASE OF A TRANSACTION AS TO WHICH ONE OF THE EXCEPTIONS FROM PRE-CLEARANCE SET FORTH IN SECTION IV (D) BELOW APPLIES.

BECAUSE INVESTMENT RECOMMENDATIONS AND DECISIONS MADE FOR THE CLIENTS ARE MADE BY PERSONS WHO ARE ASSOCIATED WITH ONE OR BOTH OF THE ADVISERS, ACCESS PERSONS WHO ARE NOT ASSOCIATED WITH EITHER ADVISER WILL, IN THE ABSENCE OF EVIDENCE TO THE CONTRARY, BE PRESUMED NOT TO HAVE THE REQUISITE KNOWLEDGE OF THE CLIENTS’ TRANSACTIONS SO AS TO GENERALLY REQUIRE PRE-CLEARANCE OF

(2) The prohibitions of this Section III apply to Securities acquired or disposed of in any type of transaction, including but not limited to non-brokered transactions, such as purchases and sales of privately placed Securities and Securities acquired directly from an issuer, except to the extent that one of the exemptions from the prohibitions set forth in Section III(C) is applicable.

TRANSACTIONS. ACCORDINGLY, ACCESS PERSONS WHO ARE INDEPENDENT TRUSTEES OR INDEPENDENT CONTRACTORS OR VENDORS OF THE ADVISERS SHALL NOT BE REQUIRED TO OBTAIN PRE-CLEARANCE OF A TRANSACTION UNLESS AT THE TIME OF THE TRANSACTION THEY HAVE ACTUAL KNOWLEDGE OF THE MATTERS DESCRIBED IN (B) ABOVE.

(C)                               The prohibitions of this Section III do not apply to:

(i)                                  Reinvestments of cash dividends made pursuant to an automatic dividend reinvestment program (“DRIP”) (however, this exception does not apply to optional cash purchases pursuant to a DRIP);

(ii)                              Purchases of bank certificates of deposit and bankers’ acceptances;

(iii)                          Transactions in commercial paper and high quality debt instruments (including repurchase agreements) with a stated maturity of 12 months or less;

(iv)                             Transactions in U.S. Treasury obligations;

(v)                                 Purchases of rights issued by an issuer pro rata to all holders of a class of its Securities, if such rights are acquired from such issuer, and the exercise of such rights;

(vi)                             Transactions in exchange traded futures contracts;

(vii)                         Involuntary (i.e., non-volitional) purchases, sales and transfers of Securities;

(viii)                     Transactions in an account over which the Access Person does not exercise, directly or indirectly, any influence or control; provided, however, that such influence or control shall be presumed to exist in the case of the account of an immediate family member of the Access Person who lives in the same household as the Access Person, absent a written determination by the Compliance Officer to the contrary;

(ix)                            Transactions in Securities of a type that are not permissible investments for the Trusts;

(x)                                Transactions in money market mutual funds; and

(xi)                            Transactions in non -proprietary mutual funds

SECTION IV.                                PRE-CLEARANCE PROCEDURES

(A)                               OBTAINING PRE-CLEARANCE.

Pre-clearance of a personal transaction in a Security required to be approved pursuant to Section III above must be obtained from the Compliance Officer or a person who has been authorized by the Compliance Officer to pre-clear transactions. Each of these persons is referred to in this Code as a “Clearing Officer.” A Clearing Officer seeking pre-clearance with respect to his or her own transaction shall obtain such clearance from another Clearing Officer.

(B)                               TIME OF PRE-CLEARANCE.

(i)            An Access Person may pre-clear trades only in cases where such person has a present intention to effect a transaction in the Security for which pre-clearance is sought. It is not appropriate for an Access Person to obtain a general or open-ended pre-clearance to cover the eventuality that he or she may buy or sell a Security at some future time depending upon market developments. Consistent with the foregoing, an Access Person may not simultaneously request pre-clearance to buy and sell the same Security.

(ii)           Pre-clearance of a trade shall be valid and in effect only for a period of 24 hours from the time pre-clearance is given; PROVIDED, HOWEVER, that a pre-clearance expires upon the person receiving pre-clearance becoming aware of facts or circumstances that would prevent a proposed trade from being pre-cleared were such facts or circumstances made known to a Clearing Officer. Accordingly, if an Access Person becomes aware of new or changed facts or circumstances that give rise to a question as to whether pre-clearance could be obtained if a Clearing Officer was aware of such facts or circumstances, the person shall be required to so advise a Clearing Officer and obtain a new pre-clearance before proceeding with such transaction.

(C)                               FORM.

Pre-clearance must be obtained in writing by completing and signing the form provided for that purpose, which form shall set forth the details of the proposed transaction, and obtaining the signature of a Clearing Officer. The form is attached as Schedule A. This requirement may be satisfied by using the online pre-clearance procedure of a third-party service provider authorized by the Compliance Officer.

If an Access Person has responsibility regarding the determination by either or both Advisers of Securities to be purchased or sold for a Client and is requesting approval to purchase or sell a Security that is owned by a Client or is purchasing a Security that is a permissible investment for a Client, but has not recommended such Security for purchase by the Client, the Access Person shall inform the Clearing Officer of that fact at the time pre-clearance to purchase or sell the Security is sought and shall provide an explanation as to why a similar transaction is not contemplated for a Client.  The requirements of this paragraph shall apply only to those Access Persons who also have the responsibility and authority to effect transactions in Client accounts.

(D)                               FILING.

Copies of all completed pre-clearance forms, with the required signatures, shall be retained by the Compliance Officer.

(E)                                 FACTORS CONSIDERED IN PRE-CLEARANCE OF PERSONAL TRANSACTIONS.

A Clearing Officer may refuse to grant pre-clearance of a personal transaction in his or her sole discretion without being required to specify any reason for the refusal. Generally, a Clearing Officer will consider the following factors in determining whether or not to pre-clear a proposed transaction:

(i)                                  Whether the amount or nature of the transaction or person making it is likely to affect the price or market for the Security;

(ii)                              Whether the person making the proposed purchase or sale is likely to benefit from purchases or sales being made or being considered on behalf of the Trust; and

(iii)                          Whether the transaction is likely to adversely affect a Trust.

(F)                                 MONITORING OF PERSONAL TRANSACTIONS AFTER CLEARANCE.

After pre-clearance is given to an Access Person, the Compliance Officer shall periodically monitor each Access Person’s transactions to ascertain whether pre-cleared transactions have been executed within 24 hours and whether such transactions were executed in the specified amounts.

SECTION V.                                    CERTIFICATIONS AND REPORTS BY ACCESS PERSONS

(A)                               INITIAL CERTIFICATIONS AND INITIAL HOLDINGS REPORTS

Within ten (10) days after a person becomes an Access Person, except as provided in Section V(D), such person shall complete and submit to the Compliance Officer an Initial Employee Questionnaire on the form attached as Schedule C and an Initial Holdings Report on the form attached as Schedule D.

(B)                               QUARTERLY TRANSACTION REPORTS

(i)            Within ten (10) days after the end of each calendar quarter, each Access Person shall make a written report to the Compliance Officer of all transactions occurring in Covered Securities, as defined in Section I(F) of this Code, occurring during the quarter in which he or she has or had any direct or indirect Beneficial Ownership, except that the report need not set forth information regarding the following types of transactions:

(a)                                Transactions in an account over which the Access Person does not exercise, directly or indirectly, any influence or control; provided,

however, that such influence or control shall be presumed to exist in the case of the account of an immediate family member of the Access Person who lives in the same household as the Access Person, absent a written determination by the Compliance Officer to the contrary; and

(b)                                Transactions in Securities of a type that are not permissible investments for a Client.(3)

Such report is hereinafter called a “Quarterly Transaction Report.”

(ii)           Except as provided in Section V(D) below, a Quarterly Transaction Report shall be on the form attached as Schedule B and must contain the following information with respect to each reportable transaction:

(a)                                Date and nature of the transaction (purchase, sale or any other type of acquisition or disposition);

(b)                                Title, number of shares or principal amount of each Security and the price at which the transaction was effected; and

(c)                                Name of the broker, dealer or bank with or through whom the transaction was effected.

(iii)         A Quarterly Securities Transaction Report may contain a statement that the report is not to be construed as an admission that the person making it has or had any direct or indirect Beneficial Interest in any Security to which the report relates.

The requirement to submit a Quarterly Transactions Report may be satisfied by utilizing the facility provided by the online third-party service provider authorized for such reporting by the Compliance Officer.

(C)                               ANNUAL CERTIFICATION AND ANNUAL HOLDINGS REPORTS

Annually, except as provided in Section V(D), each Access Person shall within thirty (30) days of the end of the calendar year complete and submit to the Compliance Officer an Annual Employee Questionnaire on the Form attached as Schedule C and an Annual Holding Report on the Form attached as Schedule D.  The requirement to submit an Annual Employee Questionnaire may be satisfied by utilizing the facility provided by the online third-party service provider authorized for such reporting by the Compliance Officer.

(3) The reporting requirements of this Section V apply to Securities acquired or disposed of in all types of transactions, including but not limited to non-brokered transactions, such as purchases and sales of privately placed Securities and Securities acquired directly from an issuer, except to the extent that one of the exemptions from the reporting requirements applies.

(D)                               EXCEPTIONS FROM REPORTING REQUIREMENTS

(i)                                    Notwithstanding the quarterly reporting requirement set forth in Section VI(B), an Independent Trustee, Independent Contractor or Vendor is not required to file a Quarterly Transaction Report unless he or she knew or, in the ordinary course of fulfilling his or her official duties in such capacity, should have known that, during the 3 day period immediately before or after the his or her transaction in a Security, a Trust purchased or sold that Security or a Trust or Adviser considered purchasing or selling that Security.

(ii)                                Independent Trustees are not required to file Initial Holdings Reports or Annual Holdings Reports.

(iii)                            In lieu of submitting a Quarterly Transaction Report, an Access Person may arrange for the Compliance Officer to be sent duplicate confirmations and statements for all accounts through which the Access Person effects Securities transactions in Securities in which the Access Person has any direct or indirect Beneficial Ownership are effected. However, a Quarterly Transaction Report must be submitted for any quarter during which the Access Person has acquired or disposed of direct or indirect Beneficial Ownership of any Security if such transaction was not in an account for which duplicate confirmations and statements are being sent. Any Access Person relying on this Section V(D)(iii) shall be required to certify annually as to the identity of all accounts through which the Covered Securities in which they have direct or indirect Beneficial Ownership are purchased, sold and held.

(E)                                 RESPONSIBILITY OF ACCESS PERSONS

It is the responsibility of each Access Person to take the initiatives to comply with the requirements of this Section V. Any effort by the Trusts, or by the Advisers, to facilitate the reporting process does not change or alter that responsibility.  In addition, each Access Person is hereby required to promptly report any violations of the Code to the Compliance Officer.

SECTION VI.                                ADDITIONAL PROHIBITIONS

(A)                               CONFIDENTIALITY OF TRANSACTIONS.

Until disclosed in a public report to shareholders or to the SEC in the normal course, all information concerning the Securities “being considered for purchase or sale” by a Client shall be kept confidential by all Employees and disclosed by them only on a “need to know” basis. It shall be the responsibility of the Compliance Officer to report any inadequacy found in this regard to the Trustees of the Trusts.

(B)                               OUTSIDE BUSINESS ACTIVITIES, RELATIONSHIPS AND DIRECTORSHIPS

Access Persons may not engage in any outside business activities or maintain a business relationship with any person or company that may give rise to conflicts of interest or jeopardize the integrity or reputation of the Trusts or the Advisers. Similarly, no such outside business activities or relationship may be inconsistent with the interests of the Trusts or the Advisers. Access Persons who are members, officers or employees of the Advisers may not serve as a director or officer of any public or private company that is not affiliated with the Advisers, except with the prior approval of the Compliance Officer, and all officerships and directorships held by such Access Persons shall be reported to the Compliance Officer.

(C)                               GRATUITIES.

Employees shall not, directly or indirectly, take, accept, receive or give gifts or other consideration in merchandise, services or otherwise, except: (i) customary business gratuities such as meals, refreshments, beverages and entertainment that are associated with a legitimate business purpose, reasonable in cost, appropriate as to time and place, do not influence or give the appearance of influencing the recipient and cannot be viewed as a bribe, kickback or payoff and (ii) business related gifts of nominal value.

SECTION VII.                                          CERTIFICATION BY ACCESS PERSONS

The certifications of each Access Person required to be made pursuant to Section V shall include certifications that the Access Person has read and understands this Code and recognizes that he or she is subject to it. Access Persons shall also be required to certify in their annual certifications that they have complied with the requirements of this Code.

SECTION VIII.                                      SANCTIONS

Any violation of this Code shall be subject to the imposition of such sanctions by the Trusts as may be deemed appropriate under the circumstances to achieve the purposes of Rule l7j-1 or Rule 204A-1, as applicable, and this Code. The sanctions to be imposed shall be determined by the Boards of Trustees, including a majority of the Independent Trustees; provided, however, that with respect to violations by personnel of the Advisers (or of a company which controls the Adviser), the sanctions to be imposed shall be determined by the Adviser (or the controlling person thereof), as applicable. Sanctions may include, but are not limited to, suspension or termination of employment, a letter of censure and/or restitution of an amount equal to the difference between the price paid or received by the Trusts and the more advantageous price paid or received by the offending person.

SECTION IX.                                              ADMINISTRATION AND CONSTRUCTION

(A)                               The administration of this Code shall be the responsibility of the Compliance Officer.

(B)                               The duties of the Compliance Officer are as follows:

(i)                                    Continuous maintenance of current lists of the names of all Employees and Access Persons with an appropriate description of their title or employment, including a notation of any directorships held by Access Persons who are partners, members, officers, or employees of the Adviser or of any company which controls the Adviser, and the date each such person became an Access Person;

(ii)                                On an annual basis, providing each Employee with a copy of this Code and informing such persons of their duties and obligations hereunder;

(iii)                            Obtaining such certifications and periodic reports from Access Persons as may be required to be filed by such Access Persons under this Code (except that the Compliance Officer may presume that Quarterly Transaction Reports need not be filed by Independent Trustees in the absence of facts indicating that a report must be filed) and reviewing Initial and Annual Holdings Reports submitted by Access Persons;

(iv)                             Maintaining or supervising the maintenance of all records and reports required by this Code;

(v)                                 Preparing listings of all securities transactions reported by Access Persons and reviewing such transactions against a listing of transactions effected by the Trusts;

(vi)                             Issuance, either personally or with the assistance of counsel, as may be appropriate, of any interpretation of this Code which may appear consistent with the objectives of Rule 17j-1 and this Code;

(vii)                         Conduct of such inspections or investigations as shall reasonably be required to detect and report, with recommendations, any apparent violations of this Code to the Boards of Trustees of the Trusts;

(viii)                     Submission of a quarterly report to the Boards of Trustees containing a description of: any detected violation of this Code, noting in each case any sanction imposed; any transactions that suggest the possibility of a violation of this Code or of interpretations issued by the Compliance Officer; and any other significant information concerning the appropriateness of and actions taken under this Code.

(C)                               The Compliance Officer shall maintain and cause to be maintained at the Trusts’ principal place of business, in an easily accessible place, the following records:

(i)                                    A copy of this Code and any other code of ethics adopted pursuant to Rule 17j-1 by the Trusts and Alpine Woods for a period of five (5) years;

(ii)                                A record of each violation of this Code and any other code specified in (C)(1) above, and of any action taken as a result of such violation for a period of not less than five (5) years following the end of the fiscal year of the Trusts in which such violation occurred;

(iii)                            A copy of each report made pursuant to this Code and any other code specified in (C)(i) above, by an Access Person or the Compliance Officer, for a period of not less than five (5) years from the end of the fiscal year of a Trust in which such report or interpretation was made or issued, the most recent two (2) years of which shall be kept in a place that is easily accessible;

(iv)                               A list of all persons, who currently or are, within the past five (5) years, were, required to make reports pursuant to Rule 17j-1 and this Code, or any other code specified in (C)(i) above, or were responsible for reviewing such reports; and

(v)                                   A record of any decision, and the reasons supporting such decision, to approve any investment in an Initial Public Offering or a Limited Offering by Investment Personnel, for at least five (5) years after the end of the fiscal year in which such approval is granted.

(D)                               Review of Code by Boards of Trustees

(i)                                    On an annual basis, and at such other times deemed to be necessary or appropriate by the Boards of Trustees, the Trustees shall review the operation of this Code, and shall adopt such amendments to this Code as may be necessary to assure that the provisions of the Code establish standards and procedures that are reasonably designed to detect and prevent activities that would constitute violations of Rule 17j-1.

(ii)                                In connection with the annual review of the Code by the Trustees, the Trusts and Alpine Woods shall each provide to the Boards of Trustees, and the Boards of Trustees shall consider, a written report (which may be a joint report on behalf of the Trusts and Alpine Woods) that:

(a)                                Describes any issues arising under the Code or related procedures during the past year, including, but not limited to, information about material violations of the Code or any procedures adopted in connection therewith and that describes the sanctions imposed in response to material violations; and

(b)                                Certifies that the Trusts and Alpine Woods have each adopted procedures reasonably necessary to prevent Access Persons from violating the Code.

(E)                                 The Boards of Trustees may not adopt, amend or modify this Code except in a written form which is specifically approved by majority vote of the Independent Trustees within six months after such adoption, amendment or modification. In connection with any such adoption, amendment or modification, the Trusts and the Adviser shall each provide a certification that procedures reasonably necessary to prevent Access Persons from violating the Code, as proposed to be amended or modified, have been adopted.

This Code, as amended, was approved by the Boards of Trustees of the Trusts at a meeting held on December 15, 2008 and concurrently by the Members of Alpine Woods Capital Investors, LLC and Saxon Woods Advisors, LLC.

SCHEDULE A

PRECLEARANCE FORM

EMPLOYEE/RELATED SECURITIES TRANSACTIONS

ACCOUNT INFORMATION:

NAME OF EMPLOYEE:

EMPLOYEE ACCOUNT:
(Account Name & Number)
or

EMPLOYEE RELATED:
(Account Name & Number)

BROKERAGE FIRM or BANK:

TRANSACTION INFORMATION:

DATE:

SECURITY:

NUMBER OF SHARES:

TRADE IS TO:	BUY	SELL

OTHER INFORMATION:

TYPE OF ORDER:	MARKET	LIMIT

APPROVAL OF THE TRANSACTION IS SUBJECT TO YOUR KNOWLEDGE OF THE FOLLOWING INFORMATION.

1.	Is there any current order for any advisory client(s) to purchase or sell the same security or its equivalent (the same issuer or some derivative, e.g., option or warrant)?
	YES ☐	NO ☐

2.	Is the security being considered for purchase or sale for any advisory client?
		YES ☐	NO ☐

3.	Is the security owned by any advisory client(s)?	YES ☐	NO ☐

A-1

4.	For portfolio managers, has the security been bought or sold for advisory client account(s) within the last 15 calendar days?
	YES ☐	NO ☐

5.	Do you have any material nonpublic information about the security or the company?
		YES ☐	NO ☐

6.	Is the security an IPO?	YES ☐	NO ☐

7.	Is the security a Limited Offering?	YES ☐	NO ☐

8.	Should this security be considered an investment opportunity for clients?
		YES ☐	NO ☐

9.	Has this security been purchased or sold by you or in an account related to you in the past 60 days?
		YES ☐	NO ☐

☐ Portfolio Managers Only (check if applicable): If I have responsibility for the determination by the Adviser of Securities to be purchased or sold by any Alpine Trust, I have noted (by means of an asterisk) those Securities noted above which are owned by the Trust.  If I am requesting permission to purchase Securities that are not presently owned by the Trust, I have included a statement as to why such securities are not being purchased for the Trust or being considered by the Trust.

I certify that the investment action described above is not based upon any material non-public information known to me or other inside information not generally available to the investing public.

The above information is true and correct to the best of my knowledge.

The above answers will be reviewed by the Chief Compliance Officer (or designated person).  Approval given for any transaction will remain in effect for 24 hours.

Employee Signature

Date

APPROVED BY:

DATE:

A-2

SCHEDULE B

QUARTERLY TRANSACTION REPORT

The following lists all transactions in Covered Securities, in which I have or had any direct or indirect Beneficial Ownership, that were effected during the last calendar quarter and are required to be reported by Section VI(B) of the Code. (If no such transactions took place write “NONE”.) Please sign and date this report and return it to the Compliance Officer no later than 10th day of the month following the end of each calendar quarter. Use reverse side if additional space is needed.

PURCHASES AND ACQUISITIONS

Date	No. of Shares or Principal Amount	Name of Security and, as applicable, Ticker Symbol, CUSIP, Interest Rate and Maturity Date of Security	Purchase Price Per Share or Unit	Account	Executing Broker

SALES AND OTHER DISPOSITIONS

Date	No. of Shares or Principal Amount	Name of Security and, as applicable, Ticker Symbol, CUSIP, Interest Rate and Maturity Date of Security	Sale Price Per Share or Unit	Account	Executing Broker

Date:	Signature:

Print Name:

B-1

SCHEDULE C

INITIAL/ANNUAL EMPLOYEE QUESTIONNAIRE

1. Name:

2.               Identify household members:
(Spouse, children, and other relatives residing in the same household)

3.               List all brokerage or bank accounts in which you or your immediate family members and others residing in your household have a beneficial interest and maintain accounts:

FIRM	ADDRESS	ACCOUNT NUMBER

4.               Do you have any outside employment or business activity?

YES  ☐   NO  ☐

If YES, Describe:

5.               Do you serve as a Director, Officer, Trustee, Member, Partner, or in any other capacity, for any other entity?

YES  ☐   NO  ☐

If YES, Describe:

6.               Have you received any gifts from, or made any gifts to, clients, labor union or official, or anyone else doing business with the firm, other than gifts of nominal value (defined as greater than $100)?

YES  ☐   NO  ☐

If YES, Describe:

7.               Have you made any charitable contributions to clients or anyone doing business with the firm in an amount greater than $1,000?

YES  ☐   NO  ☐

If YES, Describe:

8.               Do you own any interests in any securities or other investments not included on your brokerage statements, e.g., private placements, limited partnerships, etc. (non-custodied securities)?

YES  ☐   NO  ☐

If YES, List:

9.               Do you have any ownership interest (a minimum of 5% interest) in other entities (public or non-public) not included on brokerage statements?

YES  ☐   NO  ☐

If YES, List:

10.        Have you reviewed, understand, and agree to comply with the Joint Code of Ethics and all current policies and procedures regarding personal securities trading and insider trading activity at our firm?

YES  ☐   NO  ☐

Employee Signature:

Date:

SCHEDULE D

Initial/Annual Holdings Report

Each Access Person is to report initially (within 10 days of becoming an Access Person) and annually thereafter (no later than January 31st of each year*) information about any security holdings in any account of the access person, or in any account in which the access person or any immediate family or household member, has a direct or indirect pecuniary interest.

The holdings information must be current within 45 days of the date of this report.

The following securities do not need to be reported under the Code of Ethics.

1.               any account in which the adviser or any access person has no direct or indirect influence or control,

2.               direct obligations of the U.S. Government, e.g., U.S. Treasury bills, notes and bonds,

3.               high quality short-term instruments, e.g., U.S. bank certificates of deposit, bankers’ acceptances, and commercial paper, and money market mutual funds; and

4.               Units of unit investment trusts, so long as the unit investment trust is neither managed by our firm, any affiliate of our firm, nor invested in affiliated mutual funds.

Printed Name of Access Person

Initial/Annual Holdings Information

☐	I do not have any reportable securities holdings as of:	.
(insert date for initial report or year-end for annual report)

☐	I have reportable securities holdings as of:	.
(insert date for initial report or year-end for annual report)

The reportable securities holdings are listed in the:

☐                                    Attached brokerage statement(s)

☐                                    Attached Holdings Report, or

☐                                    I have arranged for the Firm to receive automatic duplicate confirms and statements of securities transactions and holdings which meet the reporting requirements.

Access Person Signature	Date Submitted

Reviewed by (CCO or designated person)	Date

Initial/Annual Holdings Report

Name of Security & Ticker Symbol or CUSIP # (if applicable)	# of Shares	Principal Amount	Name of Broker Dealer or Bank

I certify the above/attached information is true, accurate and complete as of the date indicated and discloses all reportable securities in all accounts in which I or any household/family member have a direct or indirect beneficial interest.

Access Person Signature	Date Submitted

Reviewed by (CCO or designated person)	Date

Instructions:

1.               Please complete all sections;

2.               Print, sign and date the form;

3.               Send to Chief Compliance Officer (or designated person), and

4.               Send before the deadline dates noted above.